Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the Auction Rate Preferred Shares of Alliance California Municipal Income Fund beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

November 17, 2014	RiverNorth Capital Management, LLC By:___________________________________________________ Marcus Collins, General Counsel and Chief Compliance Officer

RiverNorth Capital Partners, L.P.

By:  RiverNorth Capital Management, LLC, General Partner

  By:________________________________________________
  Marcus Collins, General Counsel and Chief Compliance Officer

RiverNorth Institutional Partners, L.P.

By:  RiverNorth Capital Management, LLC, General Partner

  By:_________________________________________________
  Marcus Collins, General Counsel and Chief Compliance Officer